AGREEMENT AMONG JOINT INSUREDS

This Agreement, dated as of January 1, 2011, is hereby entered into by and among The Needham Funds, Inc., The Needham Group, Inc., Needham Asset Management, LLC, Needham & Company, LLC, Needham Investment Management L.L.C. and Needham & Company, LLC 401(k) Plan.

WITNESSETH:

WHEREAS, The Needham Funds, Inc. is a registered investment company required to be covered by a fidelity bond pursuant to Rule 17g-l of the Investment Company Act of 1940 (the “Act”); and

WHEREAS, The Needham Funds, Inc., Needham Growth Fund, Needham Aggressive Growth Fund, Needham Small Cap Growth Fund, The Needham Group, Inc., Needham Asset Management, LLC, Needham & Company, LLC, Needham Investment Management L.L.C. and Needham & Company, LLC 401(k) Plan are each named as a joint insured in a joint insured bond (the “Bond”); and

WHEREAS, Needham Growth Fund, Needham Aggressive Growth Fund and Needham Small Cap Growth Fund are each a portfolio of The Needham Funds, Inc.; and

WHEREAS, The Needham Funds, Inc. is required under Rule 17g-l(f) of the Act to enter into an agreement among joint insured with the covered entities of such Bond;

NOW THEREFORE, the covered parties, The Needham Funds, Inc., The Needham Group, Inc., Needham Asset Management, LLC, Needham & Company, LLC, Needham Investment Management L.L.C. and Needham & Company, LLC 401(k) Plan, hereby agree that in the event recovery is received under the Bond as a result of a loss sustained by The Needham Funds, Inc. and one or more other named insureds, The Needham Funds, Inc. shall receive an amount at least equal to the amount which The Needham Funds, Inc. would have received had it provided and maintained a single insured bond with the minimum coverage required under the Act.

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

THE NEEDHAM FUNDS, INC.

By:	/s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Secretary and Treasurer

THE NEEDHAM GROUP, INC.

By:	/s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM ASSET MANAGEMENT, LLC

By:	/s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM & COMPANY, LLC

By:	/s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM INVESTMENT MANAGEMENT L.L.C.

By:	/s/ James W. Giangrasso
Name: James W. Giangrasso
Title: Chief Financial Officer

NEEDHAM & COMPANY, LLC 401(k) PLAN

By:	/s/ Joseph J. Turano
Name: Joseph J. Turano
Title: Fiduciary